POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby

constitutes and appoints each of Margaret B. McLean, Paul Miller and

Elisa Bogert, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)

prepare, execute in the undersigned's name and on the

undersigned's behalf, and submit to the U.S. Securities and

Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make

electronic filings with the SEC of reports required by Section

16(a) of the Securities Exchange Act of 1934 or any rule or

regulation of the SEC;

(2)

execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer and/or director of TTEC

Holdings, Inc. (the "Company"), Forms 3, 4, and 5 and any

amendments thereto, in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

(3)

do and perform any and all acts for and on behalf of the

undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and any amendments thereto, or other form or report, and timely file such Forms and amendments or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(4)

take any other action of any type whatsoever in connection

with the foregoing which, in the opinion of such attorney-in-fact,

may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents

executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or

revocation, hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the

undersigned's responsibilities to comply with Section 16 of the

Securities Exchange Act of 1934.

This Power of Attorney supersedes and replaces any and all prior

Powers of Attorney concerning the matters set forth in paragraphs

(1) - (4) above.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 and any amendments thereto, with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 3rd day of December 2024.

By:  /s/ John P. Abou

Name:  John P. Abou

Title: President, TTEC Engage